Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2008, in the Registration Statement (Form S-11) and related Prospectus of Hatteras Financial Corp. dated November 21, 2008.

/s/ Ernst & Young LLP

Greensboro, North Carolina

November 19, 2008